UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2024

ANKAM INC.

(Exact name of registrant as specified in its charter)

NV	000-56526	61-1900749
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Wang Wen Lung

5F., No. 97, Jingye 1st Rd., Zhongshan Dist., Taipei City 104, Taiwan (R.O.C.).

(Address of Principal Executive Offices) (Zip Code)

+886-928486237

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 31, 2024 ANKM, Inc. (the "Company") entered into a non-binding Memorandum of Understanding (the "MOU") with a company based in Taiwan (the "Counterparty"). The MOU outlines the intention of both parties to negotiate the terms of a potential production and sales licensing arrangement related to certain supplemental products.

Key Terms of the MOU:

1. Scope of License: The MOU contemplates a potential agreement where the Counterparty would grant ANKM a non-exclusive license to manufacture and sell specific products within designated territories.

2. Duration: The initial term discussed in the MOU is for a period of two years.

3. Royalties: The parties are discussing a potential royalty structure based on net sales revenue generated from the licensed products.

4. Quality Control: The MOU emphasizes the importance of adhering to quality standards established by the Counterparty.

5. Confidentiality: Both parties agree to maintain the confidentiality of any non-public information shared during the negotiation process.

The Company intends to continue discussions with the Counterparty and will update shareholders as necessary concerning any definitive agreements that may be reached.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANKAM, INC.

Date: December 31, 2024	By:	/s/ Wang Wen Lung
Name: Wang Wen Lung Title: President, Secretary, Treasurer, Director, Chief Executive Officer (Principal Executive Officer) and Chief Financial Officer (Principal Financial and Accounting Officer)

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